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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-17313 of USF&G Pacholder Fund, Inc. of our report dated February 13, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the captions "FINANCIAL HIGHLIGHTS" and "EXPERTS", in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dayton, Ohio
January 16, 1997